                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in this registration statement of our report dated January 12, 2000 included in Whitney Holding Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP




New Orleans, Louisiana
December 8, 2000